Exhibit 99.1

Contact:                Brett D. Heffes

763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES

FIRST QUARTER RESULTS

Minneapolis, MN (April 13, 2016)  -  Winmark Corporation (Nasdaq: WINA) announced today net income for the quarter ended March 26, 2016 of $4,562,900 (or $1.06 per share diluted) compared to net income of $6,054,300 (or $1.17 per share diluted) in the first quarter of 2015.

Brett D. Heffes, Chief Executive Officer, noted, “During the first quarter, our franchising business experienced modest royalty growth and the timing of customer activity in our leasing portfolio created variability in our results.”

Winmark Corporation creates, supports and finances business.  At March 26, 2016, there were 1,154 franchises in operation under the brands Plato’s Closet®, Once Upon A Child®, Play It Again Sports®, Music Go Round® and Style Encore®.  An additional 84 retail franchises have been awarded but are not open.  In addition, at March 26, 2016, the Company had a lease portfolio equal to $38.3 million.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WINMARK CORPORATION

CONDENSED BALANCE SHEETS

(unaudited)

	March 26, 2016	December 26, 2015
ASSETS
Current Assets:
Cash and cash equivalents	$1,213,000	$1,006,700
Marketable securities	220,100	227,800
Receivables, net	1,345,800	1,416,900
Restricted cash	15,000	25,000
Net investment in leases - current	18,122,400	17,741,500
Income tax receivable	—	3,290,400
Inventories	80,300	45,200
Prepaid expenses	946,300	677,800
Total current assets	21,942,900	24,431,300
Net investment in leases — long-term	20,172,900	21,246,000
Property and equipment, net	1,032,200	1,121,500
Goodwill	607,500	607,500
	$43,755,500	$47,406,300
LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Notes payable, net	$1,990,000	$1,990,000
Accounts payable	2,070,000	1,643,300
Income tax payable	1,610,200	—
Accrued liabilities	2,258,900	1,875,700
Discounted lease rentals	—	38,700
Deferred revenue	2,017,100	1,963,200
Total current liabilities	9,946,200	7,510,900
Long-Term Liabilities:
Line of credit	33,500,000	42,400,000
Notes payable, net	21,419,000	21,916,500
Deferred revenue	1,375,300	1,421,600
Other liabilities	1,158,200	1,216,300
Deferred income taxes	3,614,800	3,614,800
Total long-term liabilities	61,067,300	70,569,200
Shareholders’ Equity (Deficit):
Common stock, no par, 10,000,000 shares authorized, 4,110,805 and 4,124,767 shares issued and outstanding	—	406,500
Accumulated other comprehensive loss	(23,200)	(32,900)
Retained earnings (accumulated deficit)	(27,234,800)	(31,047,400)
Total shareholders’ equity (deficit)	(27,258,000)	(30,673,800)
	$43,755,500	$47,406,300

WINMARK CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended
	March 26, 2016	March 28, 2015
REVENUE:
Royalties	$10,272,500	$9,726,200
Leasing income	4,512,700	10,009,600
Merchandise sales	737,100	733,700
Franchise fees	372,500	294,400
Other	285,500	260,200
Total revenue	16,180,300	21,024,100
COST OF MERCHANDISE SOLD	697,400	698,200
LEASING EXPENSE	904,100	4,257,400
PROVISION FOR CREDIT LOSSES	(14,400)	(69,100)
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	6,554,600	6,163,500
Income from operations	8,038,600	9,974,100
INTEREST EXPENSE	(640,700)	(85,700)
INTEREST AND OTHER INCOME (EXPENSE)	(10,500)	(59,100)
Income before income taxes	7,387,400	9,829,300
PROVISION FOR INCOME TAXES	(2,824,500)	(3,775,000)
NET INCOME	$4,562,900	$6,054,300

EARNINGS PER SHARE - BASIC	$1.11	$1.21

EARNINGS PER SHARE - DILUTED	$1.06	$1.17

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC	4,114,071	4,999,475

WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	4,313,920	5,167,466